Schedule 14A Information
            Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  {X}

Filed by a Party other than the Registrant  { }

Check the appropriate box:

{ } Preliminary Proxy Statement
{ } Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
{X} Definitive Proxy Statement
{ } Definitive Additional Materials
{ } Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Sage Life Investment Trust
_____________________________________________________________________
            (Name of Registrant as Specified in Its Charter)

_____________________________________________________________________
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{X} No fee required.
{ } Fee computed on table below per
    Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

_____________________________________________________________________

    (2)  Aggregate number of securities to which transaction applies:

_____________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

_____________________________________________________________________

    (4)  Proposed maximum aggregate value of transaction:        N/A

_____________________________________________________________________

    (5)  Total fee paid:      N/A

_____________________________________________________________________

{ } Fee paid previously with preliminary materials.

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:______________________________________

    (2)  Form, schedule or registration statement no.:________________

    (3)  Filing party: _______________________________________________

    (4)  Date filed:__________________________________________________

                               December 29, 1999

                          SAGE LIFE INVESTMENT TRUST

                               Money Market Fund

                            300 Atlantic Street
                        Stamford, Connecticut 06901
                            (888) 835-SAGE (7243)

                           NOTICE OF SPECIAL MEETING

     A special meeting of the shareholders, including any adjournment thereof (the "Meeting"), of the Money Market Fund (the "Fund") of Sage Life Investment Trust, a Delaware business trust (the "Trust"), will be held on January 28, 2000 at 11:00 a.m. Eastern Time at the offices of PFPC, Inc., 3200 Horizon Drive, King of Prussia, Pennsylvania 19406, for the following purposes:

1. To approve or disapprove a new investment advisory agreement on behalf of the Fund between Sage Advisors, Inc. ("Sage") and Conning Asset Management Company ("Conning"). (The provisions of the proposed investment advisory agreement between Sage and Conning are identical in all material respects to the provisions of the current investment advisory agreement between Sage and Conning, including the advisory fees payable to, and the duties and responsibilities of, Conning.)

2.   To transact such other business as may properly come before the Meeting.

     Shareholders of the Fund at the close of business on December 14, 1999
(the Record Date) are entitled to notice of, and to vote at, the Meeting.
Shares of the Fund are sold to Sage Life Assurance of America, Inc. ("Sage Life") to fund certain variable life insurance policies and variable annuity contracts issued by Sage Life (each a "Contract" and together, the "Contracts"). As an owner of a Contract as of the close of business on the Record Date that invests in the Fund, you are entitled to instruct us how to vote the shares of the Fund funding your Contract. Please refer to the accompanying Proxy Statement for more information about the proposals to be considered and acted upon at the Meeting or any adjournments thereof.

     Your voting instructions are very important, regardless of the number of Fund shares attributed to your Contract. In order to avoid the additional expense and delay of further solicitation, please complete, date, sign, and return the enclosed Voting Instruction Form today in the enclosed postage-paid envelope.

                              By Order of the Board of Trustees



                              Marc Schuman
                              Secretary

                            SAGE LIFE INVESTMENT TRUST

                                Money Market Fund

                                 PROXY STATEMENT

   SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 28, 2000

     A special meeting of the shareholders, including any adjournment thereof (the "Meeting"), of the Money Market Fund (the "Fund") of Sage Life Investment Trust, a Delaware business trust (the "Trust"), will be held on January 28, 2000 at 11:00 a.m. Eastern Time at the offices of PFPC, Inc. 3200 Horizon Drive, King of Prussia, Pennsylvania 19406, for the following purposes:

     1. To approve or disapprove a new investment advisory agreement on behalf of the Fund between Sage Advisors, Inc. ("Sage") and Conning Asset Management Company ("Conning"). (The provisions of the proposed investment advisory agreement between Sage and Conning are identical in all material respects to the provisions of the current investment advisory agreement between Sage and Conning, including the advisory fees payable to, and the duties and responsibilities of, Conning.)

     2. To transact such other business as may properly come before the Meeting.

Sage Life Assurance of America, Inc. ("Sage Life"), through certain separate accounts and its affiliate FinPlan Holdings, Inc. is the record owner of the shares of the Fund and has undertaken to vote its shares in accordance with voting instructions received on a timely basis from the holders of variable life insurance policies and variable annuity contracts who have made allocations to the Fund (collectively, "Contract Owners"). This proxy statement is first being mailed on or about December 29, 1999.

                                    GENERAL OVERVIEW

     On August 10, 1999 following a request by General American Life Insurance Company ("General American"), a Missouri stock life insurance company wholly owned by GenAmerica Corporation ("GAC") (the ultimate majority parent company of Conning), the Missouri Department of Insurance (the "Department") placed General American under administrative supervision. The immediate cause of the supervision order was General American's inability to satisfy approximately $4 billion in surrenders by the holders of certain funding agreements. The effect of administrative supervision is that General American began to operate under the Department's supervision in order to preserve General American's assets against large immediate cash demands and to protect the interests of General American's approximately 300,000 policyholders.

     In response to this liquidity issue, the Department worked closely with General American to explore possible solutions. A reorganization plan (the "Reorganization Plan") was developed, involving the sale by General American Mutual Holding Company ("GAMHC") of all of the outstanding common stock of its direct, wholly owned subsidiary GAC (and, accordingly, indirect ownership and control of all of GAC's subsidiaries, including Conning) to Metropolitan Life Insurance Company ("MetLife") (the "Transaction"), pursuant to the stock purchase agreement dated as of August 26, 1999, as modified or amended from time to time (the "Stock Purchase Agreement"). The Transaction is expected to occur during January 2000. Conning as an organization is expected to survive the Transaction with little change in its resources and services. Further, Conning currently anticipates no changes in the personnel primarily responsible for, nor in the management of, the Fund as a result of the Reorganization Plan.

          APPROVAL OR DISAPPROVAL OF INVESTMENT ADVISORY AGREEMENT

     The Fund's shareholders are being asked to approve or disapprove for the Fund a new investment advisory agreement (the "New Agreement") between Sage, on behalf of the Fund, and Conning. The board of trustees of the Trust (the "Board") is seeking approval of the New Agreement to permit the Fund's management to continue providing uninterrupted service to the Fund after the Transaction. This is necessary because the current investment advisory agreement dated February 1, 1999 (the "Current Agreement"), may terminate automatically as a result of the Transaction.

     As described more fully above, the Transaction between GAMHC and MetLife is scheduled to close during January 2000. Conning's change in ownership resulting from this transaction may be deemed to be an assignment of the Current Agreement within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). In the event of an assignment, the Current Agreement terminates automatically under the 1940 Act. Accordingly, the management of the Fund is soliciting shareholder approval of the New Agreement between Conning and Sage, on behalf of the Fund, to replace the Current Agreement. A form of the New Agreement is attached as Appendix A to this Proxy Statement. The New Agreement is identical to the Current Agreement in all material provisions, including the advisory fees payable to, and the duties and responsibilities of, Conning, except for the date of the Agreement.

Exemptive Order

     Conning has received an exemptive order (the "Order") from the U.S. Securities and Exchange Commission ("Commission") permitting the temporary implementation of the New Agreement without prior shareholder approval. The Order covers an interim period of up to 150 days, commencing the date the Transaction occurs and continuing through the date shareholders of the Fund approve or disapprove the New Agreement (but in any event not later than 150 days from the issuance of the Order (the "Period")).

     If any advisory fees become payable to Conning under the New Agreement during the Period, such fees will be paid into an interest-bearing escrow account maintained pursuant to the Order. The amount in the escrow account (including any interest earned) will be paid: (1) to Conning if shareholders of the Fund approve the New Agreement by the end of the Period; or (2) except for an amount equal to the actual out-of-pocket costs to Conning for providing advisory services to the Fund during the Period (which amount will be paid to Conning), to the Fund if the Fund's shareholders do not approve the New Agreement by the end of the Period. Before any such payment is made, the Board will be notified.

     Conning has agreed to take all appropriate steps to ensure that the scope and quality of investment advisory services provided during the Period will be at least equivalent, in the judgment of the Board, to the scope and quality of services Conning provides under the Current Agreement.

     Representatives of Conning and MetLife have advised Sage that currently no change is expected in investment advisory or other personnel in connection with the Transaction and that it currently is anticipated that the same persons responsible for management of the Fund under the Current Agreement will continue in those roles under the New Agreement. Conning does not anticipate either that the Transaction will cause any reduction in its resources or the quality of services now provided to the Fund or that it will have any adverse effect on Conning's ability to fulfill its obligations to the Fund under the New Agreement.

     The Current Agreement was approved by the sole shareholder of the Fund on February 17, 1999 in connection with the establishment of the Fund. Under the terms of the Current Agreement, the initial term of the Agreement is two years. Consequently, Contract Owners of the Fund have not had an opportunity to vote on the Current Agreement.

     The Board, including the trustees who were not parties to the Current Agreement or "interested persons" of any such party, as defined in the 1940 Act (the "Independent Trustees"), last approved the Current Agreement at the Board meeting held on January 15, 1998.

     At a Board meeting held on December 14, 1999, the Board, including the Independent Trustees, approved the New Agreement. Further, the Board and the Independent Trustees unanimously approved the submission of the New Agreement for approval by the shareholders of the Fund. Only shareholders of the Fund will vote to approve the New Agreement (see "General Information - Voting Rights.")

     If the Fund's shareholders approve the New Agreement, it will take effect on the later of the date the Transaction closes or the date on which the shareholders of the Fund approve the New Agreement. The New Agreement will have an initial term of one year and, thereafter, will continue in effect from year to year, provided that each such continuance is approved annually: (1) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (2) by a majority of the Independent Trustees.

     If the Fund's shareholders do not approve the New Agreement, Conning will provide investment advisory services to the Fund and be reimbursed for its actual out-of-pocket costs in connection with those services until the Board, the Independent Trustees, and the Fund's shareholders approve an investment advisory agreement for the Fund with Conning or another investment adviser.

Provisions of the New Agreement

     The provisions of the New Agreement are identical to those of the Current Agreement. The New Agreement requires Conning to act as the investment adviser to the Fund and, subject to the supervision of Sage and the Board, to manage the investment and reinvestment of the assets of the Fund, with full investment discretion and authority, in a manner consistent with the investment objectives, policies, and restrictions of the Fund. The New Agreement also requires
Conning: to perform investment research and evaluate financial data; to consult with, make recommendations to, and report regularly to Sage and the Board; and to furnish requested information to appropriate regulatory authorities.

     The advisory fees paid by Sage to Conning under the New Agreement will be the same as those paid under the Current Agreement. The annual advisory fees under the New Agreement are:

                      PROPOSED SUB-ADVISORY FEE SCHEDULE

Average Daily Net Assets                                       Advisory Fee
------------------------                                       -------------
The first $100,000,000 of Net Assets                               0.15%
The next $200,000,000 of Net Assets                                0.10%
Net Assets above $300,000,000                                      0.075%

     Like the Current Agreement, the New Agreement provides that Conning will perform its duties and responsibilities under the New Agreement with "the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims." The New Agreement further provides that Conning is not subject to liability to the Trust or Sage for any act or omission in the course of, or connected with, rendering services under the Agreement, except where such liability arises by reason of (i) a failure of Conning to satisfy the standard of care set forth above; (ii) the negligence or bad faith of Conning or the reckless disregard by Conning of its obligations and duties under the New Agreement; or (iii) a breach of Conning's fiduciary duty to the Fund with respect to receipt of compensation as specified in the 1940 Act.

     The New Agreement may be terminated with respect to the Fund without penalty upon sixty (60) days' written notice to Conning by the Board or by a majority vote of those persons having voting rights in respect of the Fund, or upon sixty (60) days' written notice to the Board by Conning. The New Agreement terminates automatically in the event of its "assignment" (within the meaning of the 1940 Act).

INFORMATION ABOUT SAGE

     Sage is the investment manager of the Fund and has responsibility for the management and administration of the Fund's affairs, under the supervision of the Board. The Fund's investment portfolio is managed on a day-to-day basis by Conning under the general oversight of Sage and the Board. Sage is responsible for providing management and administrative services to the Fund, and in the exercise of such responsibility selects the investment adviser(s) for the

Fund and monitors the Adviser's investment programs and results, reviews brokerage matters, oversees compliance by the Fund with various federal and state statues, and carries out the directives of the Board. Sage monitors and evaluates the Adviser, to assure that the Adviser is managing the Fund consistently with its investment objective, policies, restrictions, applicable laws, and guidelines.

     Sage was organized in 1997 and had no prior experience managing mutual funds. The address of Sage is 300 Atlantic Street, Stamford, CT 06901. Sage is a wholly-owned subsidiary of Sage Insurance Group, Inc. Sage Insurance Group, Inc. is the holding company for Sage and certain affiliated companies that are in the business of underwriting, issuing and distributing the variable insurance products of Sage Life, a indirect, wholly-owned subsidiary of Sage Insurance Group, Inc.

INFORMATION ABOUT CONNING

     Conning is the current investment adviser for the Fund. Conning was formed in 1982. Its address is 700 Market Street, St. Louis, Missouri 63101. Conning is a wholly owned indirect subsidiary of Conning Corporation, a publicly traded company (Nasdaq National Market, symbol "CNNG"), which is, in turn, a majority-owned indirect subsidiary of GenAmerica Corporation. GenAmerica Corporation's address is 700 Market Street, St. Louis, Missouri 63101. As of December 31, 1998, Conning provided investment advice to 33 unaffiliated institutional accounts and to 69 affiliated institutional accounts. As of December 31, 1998, Conning had approximately $30 billion of assets under its discretionary management.

     Appendix B lists the directors and principal executive officers of Conning. During the year ended December 31, 1998, the Fund did not pay any advisory fees to Conning because the Fund did not commence operations until February 19, 1999. Since February 19, 1999, the Fund has paid advisory fees to Conning as required under the Current Agreement.

     From time to time, Conning receives brokerage and research services from brokers that execute securities transactions for the Fund. The commission paid by the Fund to a broker that provides such services to Conning may be greater than the commission would be if the Fund used a broker that does not provide the same level of brokerage and research services. Additionally, Conning may use such services for clients other than the Fund from which the related commissions are derived.

     In addition to serving as investment adviser to the Fund under the Current Agreement, Conning also serves as investment adviser or sub-adviser to certain portfolios of other registered investment companies having an investment objective similar to that of the Fund. Appendix C to this proxy statement lists the size of such other portfolios and the rate of Conning's compensation.

EVALUATION BY THE BOARD OF TRUSTEES

     In determining whether or not to approve the New Agreement and recommend approval to shareholders, the Board of Trustees, including the Independent Trustees, considered various materials and representations provided by Conning.

     The Trustees considered the following information, among other things:
(1) Conning's representation that the same persons responsible for the Funds' management under the Current Agreement are currently expected to continue to manage the Fund under the New Agreement; (2) compensation to be received by Conning under the New Agreement being the same as the compensation paid under the Current Agreement; (3) Conning's representation that it will not seek to increase the rate of advisory fees paid by Sage on behalf of the Fund for a period of at least two years; (4) the commonality of the provisions of the New Agreement and Current Agreement; and (5) the belief that MetLife's financial strength and commitment to the advisory business could enhance the operation of the Fund and Conning in many ways, including the ability to engage and retain high-caliber investment personnel, the ability to add investment research capabilities, the ability to provide seed money for new funds, and the ability to enhance the quality of services provided to shareholders.

     Further, the Board reviewed the determinations it reached at the July 15, 1998 Board meeting in connection with the Board's approval of the Current Agreement, including: (1) the nature and quality of the services rendered by Conning under the Current Agreement; (2) the fairness of the compensation payable to Conning under the Current Agreement; (3) the results achieved by Conning for the Fund; and (4) the personnel, operations and financial condition, and investment management capabilities, methodologies, and performance of Conning.

     Based upon its review, the Board determined that by approving the New Agreement the Fund and its shareholders can be assured that Conning will provide uninterrupted advisory services. The Board also determined that the New Agreement is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above and such other factors and information it considered relevant, the Board unanimously approved the New Agreement and voted to recommend its approval by the Fund's shareholders.

VOTE REQUIRED

     Shareholders of the Fund must approve the New Agreement. Approval of this proposal requires an affirmative vote of the lesser of: (1) 67% or more of the shares of the Fund's shares present at the Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund.

     THE BOARD OF TRUSTEES, INCLUDING ALL OF THE INDEPENDENT TRUSTEES, RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1.

                           GENERAL INFORMATION

OTHER MATTERS TO COME BEFORE THE MEETING

     Management of the Trust does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, the proxy holders will vote thereon in accordance with their best judgment.

SECTION 15(F) OF THE INVESTMENT COMPANY ACT

     MetLife and GAMHC have agreed to use their best efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser or any affiliated persons thereof to receive any amount or benefit in connection with a transaction that results in a change in control of or identity of the investment adviser to an investment company as long as two conditions are met. First, no "unfair burden" may be imposed on the investment company as a result of the transaction relating to the change of control or any express or implied terms, conditions or understandings applicable thereto. As defined in the 1940 Act, the term "unfair burden" includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter of the investment company). Second, during the three-year period immediately following the change of control, at least 75% of the investment company's board of directors must not be "interested persons" of the investment adviser or the predecessor investment adviser, within the meaning of the 1940 Act.

VOTING RIGHTS

     This Proxy Statement, and the accompanying solicitation of voting instructions, is being sent to variable life insurance policyholders and variable annuity contract holders whose policies or contracts are funded by the separate accounts that invest in the Trust. The number of shares as to which voting instructions may be given under a policy or contract is determined by the number of full and fractional shares of the Fund held in a separate account with respect to that particular policy or contract.

     The Fund's shareholders of record (which are the insurance companies that invest in the shares) at the close of business on December 14, 1999 (the Record
Date) will be entitled to be present and vote at the Meeting with respect to shares of the Fund owned as of such Record Date. As of the Record Date, the total number of shares of the Fund outstanding and entitled to vote was 2,078,874.

     A majority of the outstanding shares of the Fund on the Record Date, represented in person or by proxy, must be present to constitute a quorum. If a quorum is not present at the Meeting, or if a quorum is present but, at the meeting, sufficient votes to approve any or all of the Proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. A shareholder vote may be taken on the Proposal in this proxy statement prior to any adjournment if sufficient votes have been received with respect to a Proposal. Any adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote in favor of such adjournment with respect to any Proposal for which they are entitled to vote in favor of, and will vote against any adjournment with respect to those proxies required to be voted against any Proposal, and will not vote any proxies that direct them to abstain from voting on such Proposals.

     Sage Life, through certain of its separate accounts and its affiliate FinPlan Holdings, Inc., owns all of the shares of the Fund and has undertaken to vote its shares in accordance with voting instructions received on a timely basis from the holders of variable life insurance policies and variable annuity contracts who have allocated amounts to one or more of the separate account subdivisions, or sub-accounts, that invest in the Fund. Sage Life will vote the shares of the Fund for which no timely instructions are received from Contract Owners, and any shares owned by separate accounts funding qualified plans, in proportion to the voting instructions that are received with respect to all policies and contracts participating in the Fund. Voting Instruction Forms that are properly executed and returned but that have no voting designation with respect to a Proposal will be voted "For" the proposal.

     Voting instructions may be revoked at any time prior to the close of business on January 24, 2000 (the deadline for timely receipt of voting instructions), by executing and delivering subsequently signed voting instructions to Sage Life at 300 Atlantic Street, Stamford, Connecticut 06901.

     To the knowledge of management of the Trust, as of December 14, 1999, no Trustee of the Trust owned 1% or more of the outstanding shares of the Fund.

     As of December 14, 1999, no officer of the Trust owned beneficially 5% or more of the outstanding shares of the Fund.

EXPENSES

     Conning, or an entity controlling, controlled by, or under common control with Conning, will pay the Fund's expenses in connection with this Proxy Statement and the Meeting, including the printing, mailing, solicitation and vote tabulation expenses, legal fees, and any other out-of-pocket expenses.

SERVICE PROVIDERS

DISTRIBUTOR

     Sage Distributors, Inc. (the "Distributor"), a wholly-owned subsidiary of Sage Insurance Group, Inc., serves as the distributor (principal underwriter) of the Fund's shares. The principal business address of the Distributor is 300 Atlantic Street, Stamford, Connecticut 06901.

SUB-ADMINISTRATOR

     PFPC, Inc., a subsidiary of PNC Bank, located at 3200 Horizon Drive, King of Prussia, Pennsylvania 19406, serves as the Fund's sub-administrator pursuant to a Sub-Administration Agreement with Sage.

SHAREHOLDER PROPOSALS

     As a general matter, the Trust does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder's meeting should send their written proposals to: Marc A. Schuman, Secretary of the Trust at PFPC, Inc., 3200 Horizon Drive, King of Prussia, Pennsylvania 19406.

REPORTS TO SHAREHOLDERS

     The Trust will furnish, without charge, a copy of its Semi-Annual Report upon request. To request a Semi-Annual Report, please call the Customer Service Center for the Trust toll free at (888) 502-SAGE (7243), or send a written request to: Sage Life, Suite 302, 300 Atlantic Street, Stamford, Connecticut 06901.

IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED VOTING INSTRUCTION FORM IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


December 29, 1999

                                     APPENDIX A

                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                               SAGE ADVISORS, INC.
                                        AND
                         CONNING ASSET MANAGEMENT COMPANY

This Agreement is made as of _________ ____, 1999 between Sage Advisors, Inc. (the "Manager") and Conning Asset Management Company, a Missouri corporation (the "Sub-Adviser").

WHEREAS, Sage Life Investment Trust (the "Investment Company") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of series, each having its own investment objective and policies; and

WHEREAS, the Manager is a Delaware corporation and is in the business of providing, among other things, investment services, including investment management services to the Investment Company pursuant to a Management Agreement by and between the Investment Company and the Manager effective _________ ____, 1999 (the "Management Agreement"); and

WHEREAS, the Sub-Adviser is in the business of providing, among other things, investment advisory services; and

WHEREAS, as permitted by the Management Agreement, the Manager desires to retain the Sub-Adviser to render sub-investment advisory services to the Investment Company with respect to the series set forth on Schedule A, as amended from time to time (each a "Fund" and together the "Funds"), and the Sub-Adviser is willing to render such services and pay all expenses incurred in connection with rendering such services;

NOW THEREFORE, in consideration of the mutual agreements contained herein, the Manager and the Sub-Adviser agree as follows:

1.     APPOINTMENT OF SUB-ADVISER

(a) Initial Funds: the Manager hereby appoints the Sub-Adviser to act as investment Sub-Adviser to the Funds for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

(b) Additional Funds: In the event that the Investment Company establishes one or more Funds, other than the initial Funds ("Additional Funds"), with respect to which the Manager desires to retain the Sub-Adviser to render sub-investment advisory services hereunder, the Manager shall so notify the Sub-Adviser in writing, indicating the advisory fee to be payable with respect to the additional Fund. If the Sub-Adviser is willing to render such services, it shall so notify the Manager in writing, whereupon such Fund shall become a Fund under this Agreement. In such event, a writing signed by both the Manager and the Sub-Adviser shall evidence

                                                        Appendix A Page 1
an amendment to Schedule A as a part hereof indicating that such additional Fund has become a Fund hereunder and reflecting the agreed-upon fee schedule for such Fund.

2. REPRESENTATIONS AND WARRANTIES. As of the effective date of this Agreement, the Sub-Adviser is and shall remain registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), unless exempt from registration thereunder.

3. SUB-ADVISORY DUTIES. Subject to the supervision of the Board of Trustees of the Investment Company (the "Board") and of the Manager, the Sub-Adviser shall provide the Investment Company with such investment research, advice and supervision as the Investment Company may from time to time consider necessary for the proper management of the assets of each Fund, shall furnish continuously an investment program for each Fund, shall determine from time to time which securities or other investments shall be purchased, sold or exchanged and what portions of each Fund shall be held in the various securities or other investments or cash, and shall take such steps as are necessary to implement an overall investment plan for each Fund, including providing or obtaining such services as may be necessary in managing, acquiring or disposing of securities, cash or other investments.

The Manager has furnished or will furnish the Sub-Adviser with copies of the Investment Company's registration statement, Declaration of Trust, and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Adviser will be entitled to rely on all documents furnished by the Manager.

The Sub-Adviser represents that in performing sub-investment advisory services for each Fund, the Sub-Adviser shall make every effort to ensure that: (1) each Fund shall comply with Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder, specifically Regulation Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, and life insurance contracts, and any amendments or other modifications to such Section or regulations; (2) each Fund continuously qualifies as a regulated investment company under Subchapter M of the Code or any successor provision; and (3) any and all applicable state insurance law restrictions on investments that operate to limit or restrict the investments that a Fund may otherwise make are complied with as well as any changes thereto. Except as instructed by the Board, the Sub-Adviser shall also make decisions for the Investment Company as to the manner in which voting rights, rights to consent to corporate action, and any other rights pertaining to the Investment Company's securities shall be exercised. If the Board at any time makes any determination as to investment policy and notifies the Sub-Adviser of such determination, the Sub-Adviser shall be bound by such determination for the period, if any, specified in the notice or until similarly notified that such determination has been revoked.

The Sub-Adviser further represents and warrants that it has taken all necessary steps to ensure that it has fully addressed all Year 2000 transition issues, and that none of the

                                                        Appendix A Page 2

Manager nor its affiliates, the Investment Company, nor owners of variable contracts funded by the Funds, will experience any material negative effect from the Sub-Adviser's Year 2000 transition.

As part of carrying out its obligations to manage the investment and reinvestment of the assets of each Fund consistent with the requirements under the 1940 Act, the Sub-Adviser shall:

(a) Perform research and obtain and analyze pertinent economic, statistical, and financial data relevant to the investment policies of each Fund as set forth in the Investment Company's registration statement;

(b) Consult with the Manager and the Board and furnish to the Board recommendations with respect to an overall investment strategy for each Fund for approval, modification, or rejection by the Board;

(c) Seek out and implement specific investment opportunities, consistent with any investment strategies approved by the Manager and Board;

(d) Take such steps as are necessary to implement any overall investment strategies approved by the Manager and the Board for each Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

(e) Regularly report to the Manager and the Board with respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of each Fund including furnishing, within 60 days after the end of each calendar quarter, a statement of investment performance for the period since the last report and a schedule of investments and other assets of each Fund as of the end of the quarter;

(f) Maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for each Fund and the Investment Company and provide copies of such documents to the Manager upon request;

(g) Furnish any personnel, office space, equipment and other facilities necessary for the operation of each Fund as contemplated in this Agreement;

(h) Provide upon request accounting or other data concerning the Investment Company's investment activities to the Investment Company or its custodian or administrator, to assist the Investment Company in preparing and filing all periodic financial reports or other documents required to be

                                                        Appendix A Page 3
filed with the Securities and Exchange Commission and any other regulatory entity; and


(i) Provide information upon request from a custodian and/or administrator to assist in calculating, each business day, the net asset value of the shares of each Fund in accordance with applicable law.

4. EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE. The Sub- Adviser shall take, on behalf of each Fund, all actions which it deems necessary to implement the investment policies of such Fund, and in particular, to place all orders for the purchase or sale of portfolio investments for the account of each Fund with brokers, dealers, futures commission merchants or banks selected by the Sub-Adviser. The Sub-Adviser also is authorized as the agent of the Investment Company to give instructions to any other party serving as custodian of the Investment Company as to deliveries of securities and payments of cash for the account of each Fund. In selecting brokers or dealers and placing purchase and sale orders with respect to assets of the Funds, the Sub-Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the current registration statement. Subject to this requirement and the provisions of the 1940 Act, the Advisers Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub-Adviser may select brokers or dealers that are affiliated with the Sub-Adviser or the Investment Company.

In addition to seeking the best execution and price, the Sub-Adviser may also take into consideration brokerage, research and statistical information, wire, quotation and other services provided by brokers and dealers to the Sub-Adviser. The Sub-Adviser is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage, research and other services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to each Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the currently effective registration statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Sub-Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Sub-Adviser in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

5. ACTIVITIES OF THE SUB-ADVISER. The services of the Sub-Adviser are not deemed to be exclusive, and the Sub-Adviser is free to render services to others, so long as the Sub-Adviser's services under this Agreement are not impaired. It is understood that trustees, officers, employees and shareholders of the Investment Company are or may become


                                                        Appendix A Page 4
interested persons of the Sub-Adviser, as directors, officers, employees and shareholders or otherwise, and that directors, officers, employees and shareholders of the Sub-Adviser are or may become similarly interested persons of the Investment Company, and that the Sub-Adviser may become interested in the Investment Company as a shareholder or otherwise.

It is agreed that the Sub-Adviser may use any supplemental investment research obtained for the benefit of the Investment Company in providing investment advice to its other investment advisory accounts. The Sub-Adviser or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for the Sub-Adviser or other entities advised by the Sub-Adviser will be considered by and may be useful to the Sub-Adviser in carrying out its obligations to the Investment Company.

Securities or other investments held by a Fund of the Investment Company may also be held by separate investment accounts or other mutual funds for which the Sub-Adviser may act as an investment adviser or by the Sub-Adviser or its affiliates. Because of different investment objectives or other factors, a particular security may be bought by the Sub-Adviser or its affiliates for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for a Fund or other entities for which the Sub-Adviser or its affiliates act as investment adviser or for their advisory clients arise for consideration at or about the same time, the Investment Company agrees that the Sub-Adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Sub-Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Investment Company recognizes that there may be an adverse effect on price.

It is agreed that, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other accounts or companies, it may, to the extent permitted by applicable laws or regulations, but will not be obligated to, aggregate the securities to be sold or purchased for other accounts or companies in order to obtain favorable execution and lower brokerage commissions or prices. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in accordance with any written procedures maintained by the Sub-Adviser or, if there are no such written procedures, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Investment Company and to such other accounts or companies. The Investment Company recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Fund.

6. BOOKS AND RECORDS. The Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31 a-2 and Rule 2a-7 under the 1940 Act, all records relating to the Investment Company's investments that are required to be maintained by the Investment Company pursuant to the requirements of Rule 31 a-i and Rule 2a-7 of the 1940 Act.

The Sub-Adviser agrees that all books and records which it maintains for the Investment Company are the property of the Investment Company and further agrees to surrender promptly to the Investment Company any such books, records or information upon the Investment

                                                        Appendix A Page 5

Company's request. All such books and records shall be made available, within five business days of a written request, to the Investment Company's accountants or auditors during regular business hours at the Sub-Adviser's offices. The Investment Company or its authorized representative shall have the right to copy any records in the possession of the Sub-Adviser that pertain to the Investment Company. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to the Investment Company free from any claim or assertion of rights by the Sub-Adviser.

The Sub-Adviser further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Investment Company or Manager have authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

7. REPORTS TO SUB-ADVISER. The Manager agrees to furnish the Sub-Adviser at its principal office all Fund prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to shareholders of the Investment Company or the public, which refer in any way to the Sub-Adviser, five (5) days, or as reasonably practicable, prior to use thereof and not to use such material if the Sub-Adviser should object thereto in writing within five (5) days after receipt of such material; provided, however, that the Sub-Adviser hereby approves all uses of its name which merely refer in accurate terms to its appointment as investment Sub-Adviser hereunder, which merely identifies the Investment Company, or which are required by the Commission or a state securities commission. In the event of termination of this Agreement, the Manager shall, on written request of the Sub-Adviser, forthwith delete any references to the Sub-Adviser from any materials described in the preceding sentence. The Manager shall furnish or otherwise make available to the Sub-Adviser such other information relating to the business affairs of the Investment Company as the Sub-Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

8. PROXIES. Unless the Manager or the Investment Company gives written instructions to the contrary, the Sub-Adviser shall vote or not vote all proxies solicited by or with respect to the issuers of securities in which assets of any Fund may be invested. The Sub-Adviser shall use its best good faith judgment to vote or not vote such proxies in a manner which best serves the interests of the affected Fund's shareholders.

9. EXPENSES. During the term of this Agreement, the Sub-Adviser shall pay all of its own expenses incurred by it in connection with its activities under this Agreement and the Manager or the Funds of the Investment Company shall bear all expenses that are incurred in the Investment Company's operations not specifically assumed by the Sub-Adviser.

                                                        Appendix A Page 6

10. COMPENSATION OF THE SUB-ADVISER. For the services to be rendered by the Sub-Adviser as provided in this Agreement, the Manager shall pay to the Sub-Adviser such compensation as is designated in Schedule A to this Agreement, so long as the Sub-Adviser has not waived all or a portion of such compensation.

11. DURATION, AMENDMENT AND TERMINATION. This Agreement shall become effective with respect to each Fund on the date first above written. With respect to any Additional Funds, provided the provisions of Section 1, Paragraph
(b) have been complied with, this Agreement will become effective on the date on which the Agreement is approved in accordance with Section 15 of the 1940 Act. This Agreement, unless sooner terminated as provided herein, shall continue for each Fund for two (2) years following the effective date of this Agreement with respect to that Fund, if approved in accordance with Section 15 of the 1940 Act, and thereafter shall continue automatically for periods of one (1) year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Investment Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Board of Trustees of the Investment Company or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

This Agreement may be amended as to a Fund by the parties only if such amendment is specifically approved by (a) the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, each as required by the 1940 Act.

This Agreement may be terminated by the Manager, the Sub-Adviser, or the Investment Company on behalf of a Fund, at any time on sixty (60) days' written notice, without the payment of any penalty. Termination by the Investment Company on behalf of a Fund may be effected by vote of a majority of those members of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of the Manager or the Investment Company, or by the vote of either the majority of the entire Board of Trustees of the Investment Company, or by vote of a majority of the outstanding voting securities of a Fund with respect to which the Agreement is being terminated. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

12. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware (without regard for conflict of law provisions) and any applicable federal law.


13.     LIMITATION OF LIABILITY.

a) In performing its services under this Agreement, the Sub-Adviser agrees that it is a fiduciary of the Investment Company and that it will perform its duties and responsibilities with the care, skill, prudence and diligence under

                                                        Appendix A Page 7
the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Sub-Adviser shall not be liable for any loss, liability, or damage incurred by the Investment Company or the Manager as a result of any investment decision, recommendation, or other action taken or omitted in what the Sub-Adviser, in good faith, believes to be the proper performance of its duties under this Agreement, except that the Sub-Adviser shall be liable and indemnify the Investment Company and/or the Manager to the extent that such loss, liability, or damage results from (i) a failure of the Sub-Adviser to satisfy its standard of care set forth above; (ii) the negligence or bad faith of the Sub-Adviser or the reckless disregard by the Sub-Adviser of its obligations and duties under this Agreement; or (iii) a breach of the Sub-Adviser's fiduciary duty to the Investment Company with respect to receipt of compensation as specified in Section 36(b) of the 1940 Act. Notwithstanding the foregoing, the Sub-Adviser shall not be liable for any liability, loss or damage resulting from any investment made by the Sub-Adviser consistent with its standard of care set forth above or the reliance by the Sub-Adviser on information provided by the Manager or the Investment Company.

b) In the event the Manager or the Investment Company seeks indemnification for a claim alleged by a person who is not a party to this Agreement (a "third party claim"), the Manager or the Investment Company, as applicable, shall, as a condition to receiving any indemnification pursuant to Subparagraph (a), above, give prompt written notice of such third party claim to the Sub-Adviser. The Sub-Adviser shall have the right to elect to investigate and/or defend such third party claim and, if such election is made, the Company shall have the right, at its own expense, to participate in the defense of such third party claim through counsel of its own choosing. The Sub-Adviser shall not settle any such claims unless it obtains by a general release in favor of the Manager or the Investment Company, as applicable, or such settlement is consented to by the Manager or the Investment Company, as applicable. The Sub-Adviser shall not be required to indemnify the Manager or the Investment Company with respect to any settlement of a third party claim that the Sub-Adviser has not approved in writing in advance.

c) It is expressly acknowledged and agreed that the obligations of the Investment Company shall not be binding upon any of the shareholders, trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and such authorization by such Trustees shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally.

d) Nothing herein shall affect any rights or obligations of the parties under the Advisers Act or constitute a restriction or waiver of any rights under applicable federal or state securities laws.

                                                        Appendix A Page 8

IN WITNESS WHEREOF, the due execution hereof as of the date first above written


                                   SAGE ADVISORS, INC.


Attest:                                By:
Name:                                        Name:
Title:                                       Title:



                                  CONNING ASSET MANAGEMENT COMPANY


Attest:                                By:
Name:                                        Name:
Title:                                       Title:



                                                        Appendix A Page 9

                                SCHEDULE A

Funds Subject to this Agreement
--------------------------------

Money Market Fund


As consideration for the Sub-Adviser's services to the above Fund, the Sub-Adviser shall receive from the Fund an annual advisory fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable quarterly in arrears on the first business day of each quarter, of the following percentages of the Fund's average daily net assets during the month:

     Money Market Fund

          0.15% of the first $100,000,000
          0.10% of the next $200,000,000
          0.075% thereafter


For the purpose of accruing compensation, the net assets of the Fund shall be determined in the manner and on the dates set forth in the Declaration of Trust or the current registration statement of the Trust and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

                                                        Appendix A Schedule A

                                   APPENDIX B
                                   ----------

                    DIRECTORS AND PRINCIPAL EXECUTIVE OFFICER
                       OF CONNING ASSET MANAGEMENT COMPANY

                          Position with
                          Conning Asset
Name and Address*         Management Company            Principal Occupation
--------------------      --------------------          ------------------------
John B. Clinton           Executive Vice President      Executive Vice President
                                                        of Conning Corporation;
                                                        Executive Vice President
                                                        of Conning & Company

Michael D. McLellan       Executive Vice President      Executive Vice President
                                                        of Conning Corporation;
                                                        Director and President
                                                        of Red Oak Realty and
                                                        White Oak Realty
                                                        Company; Director of
                                                        Conning Mortgage
                                                        Investment Trust, Inc.

Donald L. McDonald        Director, Executive Vice      Executive Vice President
                          President and Chief           Executive Vice President
                          Investment Officer            of Conning Corporation
                                                        and Conning & Company

Thomas D. Sargent         Executive Vice President      Executive Vice President
                                                        of Conning Corporation;
                                                        Executive Vice President
                                                        of Conning & Company

Fred M. Schpero           Director, Senior             Senior Vice President
                          Vice President               and Chief Financial
                          and Chief                    Officer of Conning
                          Financial Officer            Corporation; Senior Vice
                                                       President, Secretary,
                                                       CFO, and Director of
                                                       Conning, Inc., and
                                                       Conning & Company;
                                                       Director of Conning
                                                       Mortgage Investment
                                                       Trust, Inc.



------------------------
* The address of Messrs. McLellan and Schpero is 700 Market Street, St. Louis, MO 63101. The address of Messrs. Clinton, McDonald, and Sargent is CityPlace II, 185 Asylum St., Hartford, CT 06103.

                                                        Appendix B Page 1

                                  APPENDIX C

             OTHER REGISTERED INVESTMENT COMPANY PORTFOLIOS,
        ADVISED OR SUBADVISED BY CONNING, WITH INVESTMENT OBJECTIVE
                SIMILAR TO THE MONEY MARKET FUND OF THE TRUST

Name of Company*                                               Conning's Rate of
 and Portfolio          Conning's Role       Asset Size         Compensation
--------------------    --------------       -----------       -----------------
General American        Sub-Adviser          $250,267,805.51    0.125% per year
Capital Company --
Money Market Fund


Mercantile Funds,       Sub-Adviser           $220,563,910.49   0.15% per year
Inc. --Conning Money
Market Portfolio


                                                        Appendix C Page 1

Sage Life Assurance of America, Inc.                 Voting Instructions
                                                     Solicited for a Special
                                                     Meeting of Shareholders of
                                                     the Money Market Fund on
                                                     January 28, 2000


Name of policy/contract holder
Address
City, ST  00000

          Your policy or contract (no. ________) entitles you to give voting instructions as to __________ shares of the Money Market Fund (the "Fund") of Sage Life Investment Trust (the "Trust"):

          PLEASE COMPLETE, SIGN AND DATE THIS FORM AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please use blue or black ink or dark pencil; do not use red ink. Voting instructions must be received by Sage Life Assurance of America, Inc. ("Sage Life") no later than January 24, 2000 at 5:00 p.m. local time to be included in the tally of timely voting instructions.


                                                     Sincerely yours,



                                                     JAMES F. BRONSDON
                                                     Assistant Secretary

          I hereby instruct Sage Life to vote the shares of the Fund, as to which I am entitled to give instructions at an annual meeting of the shareholders of the Fund (the "Meeting") to be held at 3200 Horizon Drive, King of Prussia, Pennsylvania 19406, on January 28, 2000 at 11:00 a.m. Eastern Time, and at any adjournment thereof, in the manner directed below.

          I hereby revoke any and all voting instructions with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement dated December 29, 1999, which describes each of the proposals to be presented at the Meeting.

     The Board of Trustees of the Trust Recommends that You Vote for Proposal No. 1.

          THIS INSTRUCTION WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE WITH RESPECT TO PROPOSAL NO. 1, THIS INSTRUCTION WILL BE VOTED "FOR" THAT PROPOSAL.

1. To approve or disapprove a new Investment Advisory
   Agreement between Sage Advisors, Inc. and Conning    For    Against  Abstain
   Asset Management Company with respect to the Money  [   ]    [   ]    [   ]
   Market Fund

2. To transact such other business as may properly come before the Meeting or any adjournment thereof.


Date:                                        --------------------------------
                                             Policy/Contract Holder Signature

          Signature should be exactly as the policy/contract holder's name appears atop this Form. If a fiduciary (e.g., attorney, executor, trustee, guardian, etc.) is signing this Form on behalf of the policy/contract holder, the fiduciary's signature must be followed by his or her full title.

          These voting instructions may be revoked by arranging for subsequently signed voting instructions to be received by Sage Life no later than Monday, January 24, 2000 at 5:00 p.m. local time.